Exhibit 3.1

Altisource Portfolio Solutions S.A. Société anonyme Siège social: 33, Boulevard Prince Henri, L-1724 Luxembourg R.C.S. Luxembourg: B 72 391

"Chapter I. Form, Corporate Name, Registered Office, Object, Duration
Art. 1. Form, Corporate Name. There is established among the subscriber(s), and all those who may become owners of the shares of the company hereafter issued, a company in the form of a public limited liability company (société anonyme) (the "Company") which will be governed by the laws of the Grand-Duchy of Luxembourg, in particular the law of 10 August 1915 on commercial companies, as amended (the "Law"), Article 1832 of the Luxembourg Civil Code, as amended (the “Civil Code”), and by the present articles of incorporation (the "Articles").
The Company will exist under the name of "Altisource Portfolio Solutions S.A."
Art. 2. Registered Office. The Company has its registered office in the city of Luxembourg. The Board of Directors (as defined in Article 11) is authorized to change the address of the Company's registered office within the Grand-Duchy of Luxembourg and amend these Articles accordingly.
Branches or other offices may be established either in the Grand-Duchy of Luxembourg or abroad by resolution of the Board of Directors. If the Board of Directors determines that extraordinary political, economic or social developments occur or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, it may temporarily transfer the registered office abroad, until the complete cessation of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a company governed
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by the laws of the Grand-Duchy of Luxembourg. Such temporary measures will be taken and notified to any interested parties by one of the bodies or persons entrusted with the daily management of the Company.
Art. 3. Corporate Object. The object of the Company is the acquisition, the continuing management and the sale of participating interests, in any form whatsoever, in Luxembourg and in foreign undertakings, in particular in the areas of outsourcings, customer relationship management and technology services in the real estate, mortgage and consumer finance industries. The Company may also hold, manage and exploit intellectual property rights and render services to other group companies and third parties.
The Company may (i) invest in and acquire, dispose of, grant or retain, loans, bonds and other debt instruments, shares, warrants and other equity instruments or rights, including, but not limited to, shares of capital stock, limited partnership interests, limited liability company interests, notes, debentures, preferred stock, convertible securities and swaps, and any combination of the foregoing, in each case whether readily marketable or not, and obligations (including but not limited to synthetic securities obligations) in any type of company, entity or other legal person; (ii) engage in such other activities as the Company deems necessary, advisable, convenient, incidental to or not inconsistent with the foregoing; and (iii) grant pledges, guarantees and contracts of indemnity, of any kind, to Luxembourg or foreign entities in respect of its own or any other person's obligations and debts.
The Company may also acquire, hold, manage and sell any movable or immovable assets of any kind or form. In a general fashion the Company may carry out any commercial, industrial or financial operation which it may deem useful in the accomplishment and development of its object.
The Company may also provide any financial assistance to the undertakings in which the Company has a participating interest or which form a part of the group of companies to which the Company belongs, including, but not limited to, the granting of loans and the providing of
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guarantees or securities in any form. The Company may pledge, transfer, encumber or otherwise create security over some or all of its assets.
In addition, the Company may render on an occasional basis assistance in any form (including, but not limited to, advances, loans, credits, guarantees or grants of security) to third parties other than the group of companies to which the Company belongs, subject to the condition that such assistance falls within the Company's best interest and subject to the condition that such assistance would not trigger any license requirements on the part of the Company. The Company may participate in the creation, development, management and control of any companies or enterprises, either directly or indirectly, which have similar objects or whose objects are closely related to its own.
In a general fashion, the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.
Art. 4. Duration. The Company is formed for an unlimited duration.
Chapter II. Share Capital, Shares
Art. 5. Share Capital. “ The share capital of the Company is set at three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (USD 307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred seven (30,784,907) shares of the Company’s common stock without designation of nominal value. As used in the present Articles, “Shares” means shares of the Company’s common stock without nominal value.
In addition to the share capital, share premium accounts into which any premium paid on any Share in addition to its par value may be transferred and capital contribution accounts (compte 115, “Apport en capitaux propres non rémunéré par des titres”) may be established. The Board of Directors is authorized to allocate all or part of the share premium accounts and capital
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contribution accounts paid in on the Shares issued by the Company to one or both of the following from time to time as it deems appropriate:
•    a distributable reserve to be used for distributions of any kind to be made by the Company;
•    a special reserve as foreseen by Articles 430-18, 430-22 and 461-2 of the Law.In addition to the share capital, share premium accounts into which any premium paid on any Share in addition to its par value may be transferred and capital contribution accounts (compte 115, “Apport en capitaux propres non rémunéré par des titres”) may be established. The Board of Directors is authorized to allocate all or part of the share premium accounts and capital contribution accounts paid in on the Shares issued by the Company to one or both of the following from time to time as it deems appropriate:
•a distributable reserve to be used for distributions of any kind to be made by the Company;
•a special reserve as foreseen by Articles 430-18, 430-22 and 461-2 of the Law.
Art. 6. Authorized Share Capital. The authorized share capital is set at two million and five hundred thousand United States Dollars (USD 2,500,000) divided into two hundred fifty million (250,000,000) shares of the Company’s common stock without nominal value The Board of Directors is authorized, during a period ending five (5) years after the date of publication of the minute of the extraordinary general meeting of 18 February 2025 in the electronic gazette RESA (Recueil Electronique des Sociétés et Associations) to:
•Realize any increase of the issued share capital within the limits of the authorized share capital in one or several times, by the issuing of new Shares, grant of options, warrants or other similar instruments exercisable into Shares, rights to subscribe for Shares against payment in cash or in kind; by conversion of claims; by the increase of the par value of existing Shares; or in any other manner to be decided by the Board of Directors up to an
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amount of two million and five hundred thousand United States Dollars (USD 2,500,000).
•Issue any warrants, options, or other similar instruments exercisable into shares, rights to subscribe for shares and set the terms and conditions of these instruments.
•Determine the terms and conditions of any increase of the issued share capital, including, but not limited to, the place and date of the issue or the successive issues, the issue price, the amount of new Shares to be issued, whether the new Shares are to be issued and subscribed, with or without an issue premium and the terms and conditions of the subscription of and paying up of the new Shares (in cash or in kind or by incorporation of available reserves or funds available on the capital contribution account (compte 115 "Apport en capitaux propres non rémunéré par des titres"), share premium account or retained earnings). If the consideration payable to the Company for newly issued Shares exceeds the par value of those Shares, the excess is to be treated as share premium in respect of the Shares in the books of the Company.
•Limit or waive the preferential subscription right reserved to the then existing shareholder(s) in case of issue of Shares against payment in cash, by the issue of Shares up to an amount not to exceed the authorized share capital and by cancelling or limiting the existing shareholders’ preferential right to subscribe to such Shares in relation to the employee share option scheme program of the Company.
•Do all things necessary to amend Articles 5 and 6 of the Articles in order to record the change of the issued share capital following any increase pursuant to the present Article. The Board of Directors is empowered to take or authorize the actions required for the execution and publication of such amendment in accordance with the Law. Furthermore, the Board of Directors may delegate to any duly authorized Director (as defined in Article 11) or officer of the Company, to an appointed committee thereof or to any other duly authorized person, the duties of accepting subscriptions and receiving
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payment for Shares or doing all things necessary to amend Articles 5 and 6 of the present Articles in order to record the change of share capital following any increase pursuant to the present Article.
After each increase of the issued share capital according to the above, the present Articles shall be amended to reflect such increase without requiring further approval from the Company’s shareholders.”
Art. 7. Shares. The Shares will take the form of registered shares. The shareholders shall not have the right to ask for the conversion of Shares into bearer shares.
A shareholders' register will be available for inspection by the Company’s shareholders at the Company’s registered office subject to the provisions of Article 430-3 of the Law and upon reasonable notice. Each shareholder shall have the right to consult the register during normal business hours in accordance with the provisions of the Law. Each shareholder will notify the Company of its address and any change thereto by registered letter. The Company will be entitled to rely on the last address thus communicated. Ownership of Shares will result from the recordings in said register.
Any person who is required to report ownership of Shares on Schedule 13D or 13G pursuant to Rule 13d-1 or changes in such ownership pursuant to Rule 13d-2, each as promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, must notify the Company's Board of Directors promptly following any reportable acquisition or disposition, and in no event later than the filing date of such Schedule 13D or 13G, of the proportion of Shares held by the relevant person as a result of the acquisition or disposal.
Any transfer of Shares shall be recorded in the share register in accordance with applicable law. The Board of Directors may delegate its powers with respect to the recording of such transfers in the share register.
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Each Share is indivisible. In case of holding of a Share by more than one person, the Company has the right to suspend the rights attaching thereto (except for the information rights provided for by Article 461-6 of the Law) until one sole person has been designated as being the holder thereof towards the Company.
Where Shares are recorded in the register of shareholders on behalf of one or more persons in the name of a securities settlement system or the operator of such a system or in the name of a professional depository of securities or any other depository (such systems, professionals or other depositories being referred to hereinafter as "Depositories" and each a "Depository") or of a sub-depository designated by one or more Depositories (the "Indirect Holders"), the Company, subject to its having received from the Depository with which those Shares are kept in account a certificate in proper form, will permit the Indirect Holders to exercise the rights attaching to those Shares, including admission to and voting at shareholders' meetings, and shall consider those persons to be the shareholders for the purposes of Article 9. The Board of Directors may determine the formal requirements with which such certificates must comply.
Notwithstanding the foregoing, the Company will make payments, by way of dividends or otherwise, in cash, Shares or other assets only into the hands of the Depository or sub-depository recorded in the share register of the Company or in accordance with their instructions, and that payment shall release the Company from any and all obligations for such payment.
Art. 8. Payment of Shares. Payments on Shares not fully paid up at the time of subscription may be made at the time and upon conditions which the Board of Directors shall from time to time determine subject to the Law. Any amount called up on Shares will be charged equally on all outstanding Shares which are not fully paid up.
Art. 9. Increase and Reduction of the Share Capital. The issued share capital and the authorized share capital of the Company may be increased or reduced once or several times by a resolution of the general meeting of
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shareholders voting with the quorum and majority rules set out under these Articles or, as the case may be, by the Law for any amendment of these Articles. Unless issued pursuant to a decision of the Board of Directors or any duly authorized representative thereof, further to the powers granted to the Board of Directors, under Articles 5 and 6, the new Shares to be subscribed for by contribution in cash will be offered in preference to the existing shareholders in proportion to the part of the share capital held by these shareholders. The Board of Directors shall determine the period within which the preferred subscription right may be exercised. This period may not be less than thirty (30) days.
Notwithstanding the above, the general meeting, voting with the quorum and majority rules required for any amendment of the Articles, may limit or withdraw the preferential subscription right or authorize the Board of Directors to do so in the case of an increase of share capital within the authorized share capital.
The preferred subscription right may also be waived individually by the shareholders, or by the general meeting, voting with the same conditions of quorum and majority as for amendments of the Articles and provided that the suppression of the preferred subscription right is specifically referred to in the shareholders’ notice to attend.
The preferred subscription right is not applicable when the share capital is increased by means of contributions in kind.
Art. 10. Acquisition or Redemption of Own Shares. The Company may acquire or redeem its own Shares in accordance with the provisions of the Law. It may hold the Shares so acquired or redeemed. As used in this Article 10, “Own Shares” means Shares acquired or redeemed and held by the Company.
The voting rights of Own Shares are suspended and are not taken into account in the determination of the quorum and majority for shareholders' meetings. The Board of Directors is authorized to suspend the dividend rights attached to Own Shares. In such case, the Board of Directors may freely
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decide on the distributable profits in accordance with Article 430-18 of the Law.
Chapter III. Directors, Board of Directors, Statutory Auditors
Art. 11. Board of Directors. The Company is managed by a board of directors (the "Board of Directors") composed of at least three (3) and of maximum seven (7) members (each a “Director”) who need not be shareholders.
The Director(s) shall be appointed by the general meeting of shareholders. The general meeting of shareholders will determine their number and the duration of their mandate for a term not exceeding six (6) years, and they will hold office until their successors are elected. Director(s) may be re-elected for successive terms, and may be removed at any time, with or without cause, by a resolution of the general meeting of shareholders.
If a corporate entity is appointed as Director, it shall designate a natural person as its permanent representative, who will represent the corporate entity as a member of the Board of Directors, in accordance with Article 441-3 of the Law. In the event of a vacancy on the Board of Directors, if applicable, the remaining Director(s) may meet and may elect a director to fill such vacancy on a provisional basis until the next meeting of shareholders.
Art. 12. Meetings of the Board of Directors. The Board of Directors will appoint from among its members a chairman (the "Chairman"). It may also appoint a corporate secretary, who need not be a Director and who will be responsible for keeping the minutes of the meetings of the Board of Directors and of the shareholder(s) (the "Secretary"). If the Secretary is not a Director, such person shall observe the confidentiality provisions as set forth in Article 15 under the responsibility of the Board of Directors.
The Board of Directors will meet upon call by the Chairman. A meeting of the Board of Directors must be convened if any two Directors so require.
The Chairman will preside at all meetings of the Board of Directors and of the shareholders, except that in his or her absence the Board of Directors
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may appoint another Director and the general meeting of shareholders may appoint any other person as chairman pro tempore by vote of the majority present or represented at such meeting.
Except in cases of urgency or with the prior consent of all those entitled to attend, at least twenty-four (24) hours written notice of board meetings shall be given. Any such notice shall specify the place, the date and time of the meeting as well as the agenda and the nature of the business to be transacted.
The notice may be waived by unanimous written consent given at the meeting by all Directors. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by resolution of the Board of Directors.
Meetings of the Board of Directors shall be held in the location indicated in the notice of meeting.
Any Director may act at any meeting of the Board of Directors by appointing in writing another Director as his or her proxy.
A quorum of the Board of Directors or any of its Committees (as defined in Article 16) shall mean the presence or the representation of at least fifty percent (50%) of the Directors or Committee members, as applicable, holding office (provided that the presence or the representation of at least two (2) members of the Board of Directors or Committee, as applicable, shall be required).
Decisions will be taken by a majority of the votes of the Directors present or represented at such meeting. In case of a voting tie, the Chairman shall have the deciding vote.
One or more Directors may participate in a meeting by means of a conference call, by videoconference or by any similar means of communication enabling several persons participating therein to simultaneously communicate with each other. Such meetings shall be considered equivalent to a meeting held at the registered office of the Company.
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Where time is of the essence, a written decision passed by circular means and expressed by cable, facsimile or any other similar means of communication, signed by all the Directors, is proper and valid as though it had been adopted at a meeting of the Board of Directors which was duly convened and held. Such a decision can be documented in a single document or in several separate documents having the same content and each of them signed by one or several Directors.
The Directors assume, pursuant to their mandate, no personal liability for any commitment validly made by them in the name of the Company.
Art. 13. Minutes of Meetings of the Board of Directors. The minutes of any meeting of the Board of Directors shall be signed by all Directors present and able to vote at the meeting. Any proxies will remain attached thereto.
Copies or extracts thereof shall be certified by the Secretary appointed by the Board of Directors.
Art. 14. General Powers of the Board of Directors. The Board of Directors is vested with the broadest powers to act on behalf of the Company and to perform or authorize all acts of an administrative or disposal nature that are necessary or useful for accomplishing the Company's object. All powers not expressly reserved by the Law or by these Articles to the general meeting of shareholders fall within the competence of the Board of Directors.
The Board of Directors may freely decide to reimburse any share premium account or any available reserves or funds available on the capital contribution account (compte 115, “Apport en capitaux propres non rémunéré par des titres”) of the Company to its shareholders, in accordance with the provisions of the Law.
Art. 15. Confidentiality. Even after the end of their term of office, the Directors shall not disclose information about the Company which could be detrimental to the Company's interests, except when disclosure is required by law, in accordance with and subject to the provisions of Article 444-6 of the Law.
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Art. 16. Committees, Delegation of Powers. The Board of Directors may appoint committees, including, but not limited to, an Executive Committee, an Audit Committee, a Nomination and Governance Committee, a Compliance Committee and a Compensation Committee (each a “Committee” and collectively, the “Committees”). The Board of Directors will determine each such committee’s composition and purpose in accordance with applicable law, rules and regulations.
The Board of Directors may delegate its powers to conduct the daily management and affairs of the Company and the representation of the Company for such daily management and affairs to any member or members of the Board of Directors, managers or other officers who need not be shareholders of the Company, including under the form of an Executive Committee, under such terms and with such powers as the Board of Directors shall determine.
The Board of Directors may also delegate its powers to conduct daily management to a management committee or a managing executive officer (directeur général) in accordance with and subject to the provisions of Article 441-11 of the Law. The Board of Directors is authorized to determine the conditions of their appointment, removal, remuneration (if any), duration of mandate and decision-making process. The Board of Directors shall supervise the management committee, if any, and the management director, if any. The members of the management committee and management director, if any, shall comply with the conflicts of interest procedure provided for by Article 441-12 of the Law as well as with the confidentiality obligations provided for by Article 444-6 of the Law.
The Board of Directors may also confer certain special powers and duties to any member(s) of the Board of Directors or any other person(s), who need not be a Director or shareholder of the Company, acting alone or jointly, under such terms as the Board shall determine.
If the Board of Directors delegates its powers to conduct daily management as permitted by these Articles, then the Board of Directors must
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report each year to the annual general meeting on the salary, fees and any advantages granted to the delegate(s).
Art. 17. Representation of the Company. The Company will be bound towards third parties by:
•The joint signature of any two Directors;
•The individual signature of the member(s) of a management committee, if such committee has been formed by the Board of Directors; and
•The signature of a management director, if one has been appointed by the Board of Directors;
•The individual signature of any other person to whom the Board has delegated the daily management of the Company in accordance with this Article, and then only within the scope of the daily management;
•The individual signature of any person(s) to whom signing authority has been delegated by the Board of Directors.
Art. 18. Conflict of Interests. No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the Directors or officers of the Company have a personal interest in, or are a director, associate, member, officer or employee of such other company or firm. Except as otherwise provided for hereafter, any Director or officer of the Company who serves as a director, associate, member, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm, be automatically prevented from considering and voting or acting upon any matters with respect to such contract or other business.
Notwithstanding the above, in the event that any Director or officer of the Company has any personal interest in any transaction of the Company, other than transactions concluded under normal conditions and falling within the scope of the day-to-day management of the Company, he or she shall make known to the Board of Directors (if any) such personal interest and shall not consider or vote on any such transaction, and such transaction and
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such Director's or officer's interest therein shall be reported to the next general meeting of shareholders.
The Company shall indemnify (or as the case may be advance to) any Director or officer, and his or her heirs, executors and administrators, against expenses and costs (including reasonable lawyers' fees) reasonably incurred by him in connection with any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he or she may be entitled.
Art. 19. Auditors. The Company’s operations will be overseen by one or more supervisory auditors (commissaire(s) aux comptes) and, to the extent required by applicable law, rules and regulations, by one or more independent statutory auditors (réviseur(s) d'entreprises).
The auditors will be elected by the general meeting of shareholders by a simple majority of votes present or represented at the meeting, which will determine their number, for a period not exceeding six years. They will hold office until their successors are elected. They shall be eligible for re-election, but they may be removed at any time, with or without cause, by a resolution adopted by a simple majority of votes present or represented at the meeting.
Chapter IV. Meetings of Shareholders
Art. 20. Annual General Meeting. The annual general meeting will be held in accordance with provisions of Article 450-8 of the Law at the registered office of the Company or at such other place as may be specified in
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the convening notice and at such time as specified in the convening notice of the meeting.
If such day is a public holiday, the meeting will be held on the next following business day.
Art. 21. Other General Meetings of Shareholders. The Board of Directors may convene other general meetings. Such meetings must be convened if shareholders representing at least ten percent (10%) of the Company's share capital so require in writing with an indication of the agenda of the upcoming meeting. If the general meeting is not held within one month of the scheduled date, it may be convened by an agent designated by the presiding judge of the Tribunal d'Arrondissement dealing with commercial matters and hearing interim relief matters, upon the request of one or more shareholders representing the ten percent (10%) threshold. General meetings of shareholders, including the annual general meeting, may be held abroad if, in the discretion of the Board of Directors, circumstances of force majeure so require.
Art. 22. Powers of the Meeting of Shareholders. Any regularly constituted general meeting of shareholders of the Company represents the entire body of shareholders.
Subject to all the other powers reserved to the Board of Directors or by the Law or the Articles, the general meeting of shareholders has the broadest powers to adopt, carry out or ratify any act relating to the operations of the Company.
The shareholders shall neither participate in nor interfere with the management of the Company.
In accordance with the provisions of Article 450-1 (8), paragraph 1 of the Law, the Board of Directors shall be authorized to suspend the voting rights of the shareholders who fail to comply with their obligations under these Articles or the provisions of any agreement which may be entered into among the shareholders from time to time.
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Art. 23. Procedure, Vote. The general meeting of shareholders will meet upon call by the Board of Directors or the auditor(s) made in compliance with Luxembourg law and the present Articles.
The record date for general meetings shall be set by the Board of Directors before the date of the general meeting (the "Record Date").
Shareholders shall notify the Company of their intention to participate in the general meeting in writing by post or electronic means at the postal or electronic address indicated in the convening notice, no later than the day determined by the Board of Directors, which may not be earlier than the Record Date, indicated in the convening notice.
The documents required to be submitted to the shareholders in connection with the general meeting shall be posted on the Company's corporate website or available for inspection at the Company’s registered offices, as may be required by applicable law.
The convening notice sent to the shareholders in accordance with the Law will specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted.
A shareholder may act at any meeting of shareholders by appointing in writing, whether in original or by electronic means (valid under Luxembourg law), as his or her proxy another person who need not be a shareholder and by notifying such appointment by post or by electronic means at the postal or electronic address indicated in the convening notice.
The Board of Directors may determine all other conditions that must be fulfilled in order to take part in a general meeting of shareholders.
Except as otherwise required by the Law or by the present Articles, all other resolutions will be taken by a simple majority of votes irrespective of the number of Shares present or represented at the meeting.
When organizing a general meeting, the Board of Directors may in its sole discretion allow the following forms of participation by electronic means: (i) real time transmission of the general meeting; (ii) real time two-way communication enabling shareholders to address the general meeting
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from a remote location; or (iii) a mechanism for casting votes, whether before or during the general meeting, without the need to appoint a proxyholder physically present at the meeting.
The Board of Directors may also determine that shareholders may vote from a remote location by correspondence, by completing a voting form provided by the Company which includes the following information:
•The name, address and any other pertinent information concerning the shareholder.
•The number of votes the shareholder wishes to cast, the direction of his or her votes, or his or her abstention.
•The agenda of the meeting including the draft of resolutions.
•The option to vote by proxy for any new resolution or any modification of the resolutions properly submitted to the general meeting between the date the shareholder submits his or her form through the meeting date.
•The signature of the shareholder.
A shareholder using a voting form and who is not directly recorded in the register of shareholders must annex to the voting form a confirmation of his or her shareholding as of the Record Date as provided in these Articles. Once submitted to the Company, voting forms can neither be retrieved nor cancelled, except that if a shareholder has included a proxy to vote in the circumstances contemplated in the fourth bullet point above, then the shareholder may cancel such proxy or give new voting instructions with regard to the relevant items by written notice as described in the convening notice, before the date specified in the voting form.
Any shareholder who participates in a general meeting of the Company by the forgoing means shall be deemed to be present, shall be counted when determining a quorum and shall be entitled to vote on all agenda items of the general meeting.
The Board of Directors may adopt any regulations and rules concerning the participation of shareholders at general meetings in
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accordance with the Law, including with respect to ensuring the identification of shareholders and proxyholders and the safety of electronic communications.
Any resolution whose purpose is to amend the present Articles, to change the nationality or whose adoption is subject by virtue of these Articles or, as the case may be, the Law to the quorum and majority rules set for the amendment of the Articles will be taken by two-thirds of shareholders representing at least half of the issued share capital of the Company.
The commitments of the shareholders may be increased only with the unanimous consent of the shareholders.
Shareholders representing at least ten percent (10%) of the Company's share capital may request in writing that additional items be included on the agenda of any general meeting. Such request shall be addressed to the registered office of the Company by registered letter at least five (5) days before the date on which the general meeting shall be held.
If all the shareholders are present or represented at a general meeting of shareholders and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.
One vote is attached to each Share.
Copies or extracts of the minutes of the resolutions passed by the general meeting of shareholders shall be certified by the Chairman or by the Secretary.
Chapter V. Financial Year, Distribution of Profits
Art. 24. Financial Year. The Company's financial year begins on the first day of the month of January and ends on the last day of the month of December every year.
Art. 25. Adoption of Financial Statements. At the end of each financial year, the accounts are closed and the Board of Directors draws up an inventory of assets and liabilities, the balance sheet and the profit and loss account, in accordance with the Law.
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The balance sheet and the profit and loss account are submitted to the general meeting of shareholders for approval.
Art. 26. Appropriation of Profits. From the annual net profits of the Company, five percent (5%) shall be allocated to the reserve required by the Law. That allocation will cease to be required as soon and as long as such reserve amounts to ten percent (10%) of the issued share capital of the Company.
Upon recommendation of the Board of Directors, the general meeting of shareholders shall determine how the remainder of the annual net profits will be disposed. It may decide to allocate the whole or part of the remainder to a reserve or to a provision reserve, to carry it forward to the next following financial year or to distribute it to the shareholder(s) as dividends.
Subject to the conditions fixed by the Law and these Articles, the Board of Directors may pay interim dividends. The Board of Directors fixes the amount and the date of payment of any such interim dividends. Any share premium, assimilated premiums and other distributable reserves may be freely distributed to the shareholders (also via an interim dividend) by a resolution of the shareholders or the Board of Directors, subject to the provisions of the Law and these Articles.

Chapter VI. Dissolution, Liquidation of the Company
Art. 27. Dissolution, Liquidation. Upon the affirmative proposal of the Board of Directors, the Company may be dissolved by a decision of the general meeting of shareholders voting with the same quorum and majority as for the amendment of these Articles, unless otherwise provided by the Law.
Should the Company be dissolved, the liquidation will be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the general meeting of shareholders, which will determine their powers and their compensation.
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After payment of all the debts of and charges against the Company and of the expenses of liquidation, the net assets shall be distributed equally to the shareholders pro rata to the number of the Shares held by them.
Application for dissolution of the Company for just cause may however be made to the court. Except in the case of dissolution by court order, dissolution of the Company may take place only pursuant to a resolution adopted by the shareholders' meeting in accordance with Articles 22 and 23.
Chapter VII. Applicable Law
Art. 28. Applicable Law. All matters not governed by these Articles shall be determined in accordance with applicable Luxembourg Law.”
SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :
"Chapitre I er . Forme, Dénomination Sociale, Siège, Objet, Durée
Art. 1 er . Forme, Dénomination Sociale. Il est formé par le(s) souscripteur(s) et toutes les personnes qui pourraient devenir détenteurs des actions de la société émises ci-après, une société sous la forme d'une société anonyme (la "Société") régie par les lois du Grand-Duché de Luxembourg, notamment par la loi du 10 août 1915 concernant les sociétés commerciales, telle que modifiée (la "Loi"), par l'article 1832 du Code Civil luxembourgeois, tel que modifié (le "Code Civil"), ainsi que par les présents statuts (les "Statuts").
La Société existe sous la dénomination "Altisource Portfolio Solutions S.A."
Art. 2. Siège Social. Le siège social est établi à la ville de Luxembourg. Le Conseil d'Administration (tel que défini à l'article 11), est autorisé à changer l'adresse du siège social de la Société au sein du Grand-Duché de Luxembourg et à modifier ces Statuts en conséquence.
Des succursales ou autres bureaux peuvent être établis soit au Grand-Duché de Luxembourg, soit à l'étranger par une décision du Conseil d'Administration. Si le Conseil d'Administration détermine que des événements extraordinaires d'ordre politique, économique ou social sont de nature à compromettre l'activité normale de la société au siège social ou la
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communication aisée avec ce siège ou entre ce siège et des personnes à l'étranger ou que de tels événements sont imminents, il pourra transférer temporairement le siège social à l'étranger jusqu'à cessation complète de ces circonstances anormales. Ces mesures provisoires n'auront aucun effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire du siège, restera régie par la loi du Grand-Duché de Luxembourg. Ces mesures temporaires seront prises et notifiées aux parties intéressées par un des organes ou personnes en charge de la gestion journalière de la Société.
Art. 3. Objet. La Société a pour objet la prise de participations directes ou indirectes, la gestion continue et la vente de ces participations, sous n'importe quelle forme, dans toutes entreprises luxembourgeoises et étrangères, en particulier dans les domaines de l'outsourcing, la gestion de relation clientèle et les services de technologie dans l'immobilier, les hypothèques et les industries des services financiers au consommateur ainsi que l'administration, la gestion et la mise en valeur de ces participations. La Société peut aussi détenir, gérer et exploiter les droits de propriété intellectuelle et prester des services à d'autres sociétés du groupe et à des tiers.
La Société peut (i) investir, acquérir, vendre, octroyer ou émettre des prêts, des obligations ou autres instruments de dettes, des actions, des bons de souscription et autres instruments de capital incluant sans s'y limiter des actions, prêts, obligations, reconnaissances de dettes et autres formes de dettes, actions de capital-actions, participations dans une association (limited partnership), participations dans une société à responsabilité limitée (limited liability company), effets, débentures, actions préférentielles, valeurs mobilières et swaps et toute combinaison de ce qui précède, qu'ils soient facilement réalisables ou non, ainsi que des engagements (incluant mais non limité à des engagements relatives à des valeurs synthétiques) de sociétés, entités ou autres personnes juridiques de tout type; (ii) s'engager dans d'autres activités que la Société juge nécessaires, souhaitables, utiles, accessoires à ou non incompatibles avec ce qui précède; et (iii) accorder des
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gages, des garanties et des contrats d'indemnisation, de toute nature, à des entités luxembourgeoises ou aux entités étrangères en ce qui concerne ses propres obligations et dettes ou des obligations et dettes de toute autre personne.
La Société peut aussi utiliser ses fonds pour investir dans l'immobilier, les droits de propriété intellectuelle ou dans tout autre actif mobilier ou immobilier de toute sorte ou toute forme. De manière générale, la Société peut effectuer toute opération commerciale, industrielle ou financière qu'elle jugera utile dans l'accomplissement et le développement de son objet.
La Société peut également accorder toute forme d'assistance financière aux entreprises dans lesquelles la Société a une participation ou qui font partie du groupe de sociétés auxquelles appartient la Société, y compris, mais sans s'y limiter, l'octroi de prêts et la fourniture de garanties ou de titres sous quelque forme que ce soit. La Société peut mettre en garantie, transférer, grever ou créer autrement une sûreté sur certains actifs ou sur l'ensemble de ses actifs.
De plus, la Société peut accorder occasionnellement une assistance sous quelque forme que ce soit (y compris, mais sans s'y limiter à l'octroi d'avances, des prêts, des crédits, des garanties ou de sûretés) à des tiers autres que le groupe de sociétés auxquels appartient la Société, sous réserve que cette assistance relève de l'intérêt de la Société et sous réserve que cette assistance ne déclenche aucune exigence d'une autorisation de la part de la Société. La Société peut participer à la création, au développement, à la gestion et au contrôle de toutes sociétés ou entreprises, directement ou indirectement, qui ont des objets similaires ou dont les objets sont étroitement liés à son propre objet.
D'une manière générale, la Société peut effectuer toute opération commerciale, industrielle ou financière et s'engager dans toute autre activité qu'elle jugera nécessaire, conseillée, appropriée, incidente à, ou non contradictoire avec l'accomplissement et le développement de ce qui précède.
Art. 4. Durée. La Société est constituée pour une durée illimitée.
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Chapitre II. Capital Social, Actions
Art. 5. Capital Social. Le capital social de la Société est fixé à trois cent sept mille huit cent quarante-neuf dollars américains et sept centimes (307.849,07 USD) représenté par trente millions sept cent quatre-vingt-quatre mille neuf cent sept (30.784.907) actions ordinaires sans valeur nominale. Dans les présents Statuts, "Actions" désigne les actions ordinaires de la Société sans valeur nominale.
En plus du capital social, un compte de prime d'émission et/ou un compte d'apport en capital (compte 115 "Apport en capitaux propres non rémunéré par des titres") peut être établi. Le Conseil d'Administration est autorisé à affecter la totalité ou une partie des comptes de primes d'émission et des comptes d'apport en capital aux Actions émises par la Société, de temps à autre, comme il le juge approprié à l'un ou à l'autre des éléments suivants:
•une réserve distribuable à utiliser pour les distributions de toute nature à effectuer par la Société;
•une réserve spéciale prévue par les articles 430-18, 430-22 et 461-2 de la Loi.
Art. 6. Capital Social Autorisé. Le capital social autorisé de la Société est fixé à deux millions cinq cent mille dollars américains (2.500.000 USD), divisé en deux cent cinquante millions (250.000.000) Actions sans valeur nominale. Le Conseil d'Administration, est autorisé, pendant une période se terminant cinq (5) ans après la date de publication du procès-verbal d’assemblée générale extraordinaire du 18 février 2025, au Recueil Electronique des Sociétés et Associations de:
•réaliser toute augmentation du capital social émis dans les limites du capital social autorisé en une seule fois ou par tranches successives, par émission d'Actions, l'octroi d'options, de bons de souscription ou d'autres instruments similaires exerçables en Actions, de droits de souscrire à des Actions à libérer par voie de versements en espèces ou d'apports en nature, par transformation de créances, par l'augmentation du pair comptable des actions existantes ou de toute autre manière à décider par le Conseil
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d'Administration jusqu'à concurrence de deux millions cinq cent mille dollars américains (2.500.000 USD).
•Emettre tout warrant, option ou tout autre instrument similaire exerçable en actions, droits de souscription à des actions et définir les termes et conditions de ces instruments.
•déterminer les modalités et les conditions d'une augmentation du capital social émis, incluant, mais pas uniquement, le lieu et la date de l'émission ou des émissions successives, le prix d'émission, le nombre d'Actions nouvelles à émettre, que les nouvelles Actions soient à émettre ou souscrire, avec ou sans prime d'émission et les conditions et modalités de souscription et de libération des Actions nouvelles (en espèce ou en nature ou par incorporation de réserves disponibles sur le compte d'apport en capital (compte 115 "Apport en capitaux propres non rémunéré par des titres"), sur le compte de prime d'émission ou les bénéfices non distribués). Si la contrepartie payable à la Société pour les Actions nouvellement émises excède le pair comptable de ces Actions, l'excès est à traiter comme de la prime d'émission relatives aux Actions dans les livres de la Société;
•supprimer ou limiter le droit de souscription préférentiel des actionnaires réservé aux seuls actionnaires existants dans le cas d'émission d'Actions contre paiement en numéraire, par émission d'Actions jusqu'à concurrence d'un montant ne dépassant pas le capital social autorisé et en annulant ou en limitant le droit préférentiel de souscription des actionnaires existants aux Actions relatives au programme d'options d'achat d'actions des salariés de la Société.
•faire tout ce qu'il sera nécessaire pour modifier l'article 5 et l'article 6 des Statuts afin de constater la modification du capital social émis et du capital social autorisé à la suite d'une augmentation de capital réalisée sur base du présent article. Le Conseil d'Administration est autorisé à faire ou à autoriser tous les actes requis pour l'exécution et la publication d'une telle modification en accord avec la Loi. Par ailleurs le Conseil d'Administration peut déléguer à n'importe quel Administrateur (tel que défini à l'article 11) ou
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dirigeant de la Société, à un comité dûment mandaté ou à toute personne dûment autorisé, le pouvoir d'accepter les souscriptions et de recevoir paiement pour les Actions ou de faire tout ce qu'il sera nécessaire pour modifier l'article 5 et 6 des Statuts afin de constater la modification des Statuts à la suite d'une augmentation de capital réalisée conformément au présent article.
Après chaque augmentation du capital social émis comme décrit ci-dessus, les présents Statuts devront être modifiés pour refléter une telle augmentation, sans nécessiter l'approbation additionnelle des actionnaires de la Société.
Art. 7. Actions. Chaque Action sera et restera sous forme nominale. Les actionnaires n'auront pas le droit de demander la conversion des actions en Actions au porteur.
Un registre des actions sera disponible pour consultation par les actionnaires de la Société au siège social de la Société conformément aux dispositions de l'Article 430-3 de la Loi et moyennant un préavis raisonnable. Chaque actionnaire a le droit de consulter le registre pendant les heures ouvrables normales conformément aux dispositions de la Loi.
Chaque actionnaire notifiera à la Société tout changement d'adresse par voie de lettre recommandée. La Société pourra se prévaloir de la dernière adresse ainsi communiquée.
La propriété des Actions résultera des inscriptions contenues dans ledit registre.
Toute personne qui est tenue de déclarer la propriété des Actions sur l'Annexe 13D ou 13G conformément à la Règle 13d-1 ou les changements dans cette propriété conformément à la Règle 13d-2, chacune telle qu'elle a été promulguée par la Securities and Exchange Commission des États-Unis en vertu du Securities Exchange Act de 1934, tel que modifié, doit notifier au Conseil d'Administration de la Société immédiatement après une acquisition ou une disposition à des fins déclarables et, en aucun cas plus tard que la
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date de dépôt de cette annexe 13D ou 13G, la proportion d'Actions détenue par la personne concernée suite à l'acquisition ou la disposition.
Tout transfert d'Actions devra être inscrit au registre des actions conformément à la loi applicable. Le Conseil d'Administration de la Société peut déléguer ses pouvoirs en ce qui concerne l'inscription de ces transferts dans le registre des actions.
Chaque Action est indivisible. En cas de détention d'une Action par plus d'une personne, la Société a le droit de suspendre les droits attachés (à l'exception des droits d'information prévus par l'article 461-6 de la Loi) jusqu'à ce qu'une seule personne ait été désignée comme son détenteur envers la Société.
Lorsque les Actions sont enregistrées dans le registre des actionnaires au nom d'une ou plusieurs personnes sous le nom d'un système de règlement des titres ou d'un opérateur d'un tel système de règlement des titres ou d'un opérateur d'un tel système ou au nom d'un dépositaire professionnel de titres ou de tout autre dépositaire (ces systèmes, professionnels et autres dépositaires étant ci-après définis comme étant des "Dépositaires" et individuellement un "Dépositaire") ou d'un sous-dépositaire désigné par un ou plusieurs Dépositaires(les "Détenteurs Indirects"), la Société, à condition d'avoir reçu un certificat en bonne et due forme du Dépositaire qui garde les Actions, permettra aux Détenteurs Indirects d'exercer les droits attachés à ces Actions, y compris l'admission et le vote aux assemblées générales, et considérera ces personnes comme étant des actionnaires pour les besoins de l'article 9. Le Conseil d'Administration peut déterminer les conditions formelles auxquelles ces certificats doivent se conformer.
Nonobstant ce qui précède, la Société fera des paiements, sous forme de dividendes ou autrement, en espèces, actions ou tout autre actif, uniquement dans les mains du Dépositaire ou du sous-dépositaire inscrit au registre des actions de la Société ou conformément à leurs instructions, et ce paiement libérera la Société de toutes ses obligations relatives à celui-ci.
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Art. 8. Paiement des Actions. Les paiements sur les Actions non entièrement libérés à la date de la souscription devront être effectués au moment et selon les conditions qui seront fixées de périodiquement par le Conseil d’Administration, conformément à la Loi. Toute somme appelée sur les Actions sera prélevée également sur toutes les Actions non encore libérées.
Art. 9. Augmentation et Réduction du Capital Social. Le capital social émis et le capital social autorisé de la Société peut être augmenté ou réduit, en une ou en plusieurs fois, par résolution de l'assemblée générale des actionnaires votant aux conditions de quorum et de majorité déterminées par ces Statuts ou, le cas échéant, par la Loi pour toute modification des statuts. À moins d'être émises en vertu d'une décision du Conseil d'Administration ou d'un représentant dûment autorisé de celui-ci, suite aux pouvoirs conférés au Conseil d'Administration, des articles 5 et 6, les nouvelles Actions devant être souscrites par un apport en numéraire seront proposées par préférence aux actionnaires existants, au prorata de la part du capital social détenue par ces actionnaires. Le Conseil d'Administration, déterminera le délai dans lequel le droit préférentiel de souscription devra être exercé. Ce délai ne pourra pas être inférieur à trente (30) jours.
Nonobstant ce qui précède, l'assemblée générale des actionnaires, votant aux conditions de quorum et de majorité requises pour toute modification des Statuts pourra limiter ou révoquer le droit préférentiel de souscription, ou autoriser le Conseil d'Administration à agir ainsi en cas d'augmentation du capital social dans le cadre du capital autorisé.
Le droit préférentiel de souscription pourra aussi être révoqué individuellement par les actionnaires, ou par l'assemblée générale, votant aux conditions de quorum et de majorité requises pour les modifications des Statuts et à la condition que la suppression du droit de souscription préférentiel soit expressément mentionnée dans la liste des actionnaires présents.
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Le droit de souscription préférentiel n'est pas applicable lorsque le capital social est augmenté par apports en nature.
Art. 10. Acquisition ou Rachat d'Actions Propres. La Société peut acquérir ou racheter ses propres Actions conformément à la Loi Elle peut détenir les Actions ainsi acquises ou rachetées. Dans le présent article 10, les "Actions propres" correspondent aux Actions acquises ou rachetées et détenues par la Société.
Les droits de vote attachés aux Actions Propres sont suspendus et ne sont pas pris en compte dans la détermination du quorum et de la majorité aux assemblées générales des actionnaires. Le Conseil d'Administration est autorisé à suspendre le droit au dividende attaché aux Actions Propres. Dans ce cas, le Conseil d'Administration peut décider sur le bénéfice distribuable conformément à l'article 430-18 de la Loi.
Chapitre III. Administrateurs, Conseil d’Administrtion, Commissaires aux comptes
Art. 11. Conseil d'Administration. La Société est dirigée par un conseil d'administration (le "Conseil d'Administration") composé d'au moins trois (3) membres et au maximum de sept (7) membres (chacun d'entre eux désigné comme un "Administrateur") qui ne devront pas être des actionnaires.
L'/Les Administrateur(s) est/sont nommé(s) par l'assemblée générale des actionnaires, qui fixe leur nombre et la durée de leur mandat, qui n'excédera pas six (6) ans et ils resteront en fonction jusqu'à ce que leurs successeurs soient élus. L'/Les Administrateur(s) peuvent être réélus pour des mandats successifs et peuvent être révoqués à tout moment, avec ou sans motif, par une résolution de l'assemblée générale des actionnaires.
Si une personne morale est nommée aux fonctions d'Administrateur, il devra désigner une personne physique en qualité de représentant permanent, qui représentera la personne morale en tant que membre du Conseil d'Administration, conformément à l'article 441-3 de la Loi. En cas de vacance au Conseil d'Administration, si applicable, l'/les Administrateur(s) restant(s) pourra/pourront se réunir et élire un administrateur pour remplir ce poste
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vacant à titre provisoire jusqu'à la prochaine assemblée générale des actionnaires.
Art. 12. Réunions du Conseil d'Administration. Le Conseil d'Administration choisira parmi ses membres un président (le "Président"). Il pourra également choisir un secrétaire qui n'a pas besoin d'être Administrateur et qui sera responsable des procès-verbaux des réunions du Conseil d'Administration et des assemblées des actionnaires (le "Secrétaire"). Si le Secrétaire n'est pas un Administrateur, une telle personne devra observer les dispositions relatives à la confidentialité telles qu'énoncées à l'article 15 sous la responsabilité du Conseil d'Administration.
Le Conseil d'Administration se réunira sur convocation du Président. Une réunion du Conseil d'Administration devra être convoquée si deux Administrateurs le requièrent.
Le Président présidera toutes les réunions du Conseil d'Administration et des actionnaires, sauf en son absence, le Conseil d'Administration désignera un autre Administrateur comme président pro tempore à la majorité des personnes présentes ou représentées lors d'une telle réunion.
Sauf en cas d'urgence ou avec l'accord préalable de toutes les personnes autorisées à participer, une convocation écrite de toute réunion du Conseil d'administration sera donnée avec un préavis d'au moins vingt-quatre (24) heures. La convocation indiquera le lieu, la date et l'heure de la réunion, ainsi que l'ordre du jour et la nature des questions à traiter.
Il pourra être passé outre cette convocation avec l'accord écrit unanime de tous les Administrateurs. Une convocation spéciale ne sera pas requise pour les réunions se tenant à une date et à un endroit déterminés dans un calendrier préalablement adopté par le Conseil d'Administration.
Les réunions du Conseil d'administration se tiendront à l'endroit indiqué dans la convocation à la réunion.
Tout Administrateur pourra se faire représenter aux réunions du Conseil d'Administration en désignant par écrit un autre Administrateur comme son mandataire.
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Le quorum du Conseil d'Administration ou de l'un de ses Comités (tel que défini à l'article 16) correspond à la présence ou la représentation d'au moins cinquante pour cent (50%) des Administrateurs ou des membres du Comité, le cas échéant, en fonction (étant entendu que la présence ou la représentation d'au moins deux (2) membres du Conseil d'administration ou du Comité, le cas échéant, est requise).
Les décisions sont prises à la majorité des votes des Administrateurs présents ou représentés à la réunion. En cas d'égalité des voix, le vote du Président sera prépondérant.
Un ou plusieurs Administrateurs peuvent participer à une réunion par conférence téléphonique, vidéoconférence ou tout moyen de télécommunication similaire permettant à plusieurs personnes y participant de communiquer simultanément l'une avec l'autre. De telles participations doivent être considérées comme équivalentes à une présence physique à une réunion tenue au siège social de la Société.
Dans les cas requis par l'urgence, une décision écrite prise par voie circulaire et exprimée par câble, télécopie ou tout autre moyen de communication similaire, signée par tous les administrateurs, est correcte et valable comme si elle avait été adoptée lors d'une réunion du conseil d'administration dûment convoquée et tenue. Une telle décision peut être consignée dans un document unique ou dans plusieurs documents distincts ayant le même contenu et chacun d'eux étant signé par un ou plusieurs Administrateurs.
Les Administrateurs assument, en vertu de leur mandat, aucune responsabilité personnelle pour un engagement valablement pris par eux au nom de la Société.
Art. 13. Procès-verbaux du Conseil d'Administration. Les procès-verbaux de la réunion du Conseil d'Administration doivent être signés par tous les Administrateurs présents et capables d'exercer leur droit de vote. Toutes les procurations y seront annexées.
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Les copies ou les extraits de ceux-ci doivent être certifiées par le Secrétaire du Conseil d'Administration.
Art. 14. Pouvoirs Généraux des Administrateurs. Le Conseil d'Administration est investi des pouvoirs les plus étendus pour agir au nom et pour le compte de la Société et pour accomplir et autoriser tous les actes d'administration ou de disposition qui sont nécessaires ou utiles pour la réalisation de l'objet social de la Société. Tous les pouvoirs qui ne sont pas expressément réservés par la Loi ou par les présents Statuts à l'assemblée générale des actionnaires sont de la compétence du Conseil d'Administration.
Le Conseil d'Administration, peut librement décider de rembourser tout compte de prime d'émission ou les réserves disponibles ou les fonds disponibles sur le compte d'apport en capital (compte 115, "Apport en capitaux propres non rémunéré par des titres") de la Société à ses actionnaires, conformément aux dispositions de la Loi.
Art. 15. Confidentialité. Après le terme de leur mandat, le(s) Administrateur(s) resteront tenus de ne pas révéler les informations relatives à la Société qui pourraient contrevenir aux intérêts de cette dernière, sauf si la révélation de ces informations est requise par la loi ou l'intérêt public, conformément à et sous réserve des dispositions de l'Article 444-6 de la Loi.
Art.16. Comités, Délégation de Pouvoir. Le Conseil d'Administration peut nommer des comités, incluant sans s'y limiter, un Comité Exécutif, un Comité d'Audit, un Comité de Nomination et de Gouvernance et un Comité de Compensation (un "Comité" et collectivement des "Comités"). Le Conseil d'Administration déterminera la composition et l'objet de chacun de ces Comités.
Le Conseil d'Administration peut déléguer ses pouvoirs relatifs à la conduite de la gestion et des affaires journalières de la Société à un ou plusieurs membres du Conseil d'Administration, gérants ou autre dirigeant qui n'ont pas besoin d'être actionnaire de la Société Actionnaire de la Société, y compris sous la forme d'un Comité Exécutif, selon les termes et les pouvoirs que le Conseil d'Administration déterminera.
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Le Conseil d'Administration pourra également déléguer ses pouvoirs de direction à un comité de direction ou à un directeur général, conformément aux et sous réserves des dispositions de l'Article 441-11 de la Loi. Le Conseil d'Administration sera autorisé à déterminer les conditions de leur nomination, révocation, rémunérations (le cas échéant), durée de mandat et procédure décisionnelle. Le Conseil d'Administration supervisera le comité de direction et le directeur général, le cas échéant. Les membres du comité de direction et le directeur général, le cas échéant, devront se conformer à la procédure de conflits d'intérêts prévue à l'Article 441-12 de la Loi, ainsi qu'aux obligations de confidentialité prévues à l'Article 444-6 de la Loi.
Le Conseil d'Administration peut aussi conférer certains pouvoirs et/ou mandats spéciaux à un ou plusieurs membres du Conseil d'Administration ou à toute autre personne, qui n'a pas besoin d'être Administrateur ou actionnaire de la Société, agissant seul ou conjointement, selon les termes et avec les pouvoirs tels que déterminés par le Conseil d'Administration.
Lorsque le Conseil d'Administration délègue son pouvoir pour assurer la gestion journalière comme l'autorise les présents Statuts, alors le Conseil d'Administration doit reporter chaque année à l'assemblée générale annuelle des actionnaires le salaire, les honoraires, et tout avantage accordé au/aux délégué(s).
Art. 17. Représentation de la Société. La Société sera engagée à l'égard des tiers par:
•La signature conjointe de deux administrateurs;
•La signature individuelle du/des membre(s) d'un comité de direction, si un tel comité a été constitué par le Conseil d'Administration; et
•La signature du directeur général, si un directeur général a été nommé par le Conseil d'Administration;
•La signature individuelle de toute autre personne à qui le Conseil d'Administration a délégué la gestion journalière de la Société conformément au présent article, et seulement dans le cadre de la gestion journalière;
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•La signature individuelle de toute personne à laquelle l'autorité de signature a été déléguée par le Conseil d'Administration.
Art. 18. Conflit d'Intérêts. Aucun contrat ou autre transaction entre la Société et toute autre société ou entreprise ne sera affecté ou invalidé du fait qu'un ou plusieurs Administrateurs, gérants, associés, membres, fondés de pouvoir ou employés de la Société ont un intérêt personnel ou en sont un administrateur, gérant, associé, membre, fondé de pouvoir ou employé d'une telle autre société ou entreprise. Sauf dispositions contraires ci-dessous, tout Administrateur, gérants, associés, membres, employés ou fondé de pouvoir valablement autorisé de la Société, en ce compris tout Administrateur qui remplira en même temps des fonctions de représentant valablement autorisé pour le compte d'une autre société ou firme avec laquelle la Société contractera ou entrera en toute relation d'affaire, ne sera pas, pour ce seul motif, automatiquement empêché de donner son avis ou d'agir quant à toutes opérations relatives à un tel contrat ou opération.
Nonobstant ce qui précède, au cas où un Administrateur ou un dirigent de la Société aurait un intérêt personnel dans une transaction de la Société, autre que les transactions conclues dans des conditions normales et entrant dans le cadre de la gestion quotidienne de la Société, il/elle devra faire connaitre au Conseil d'Administration (s'il en existe un) cet intérêt personnel et ne devra pas examiner ou voter une telle transaction, et cette transaction et l'intérêt de cet transaction et l'intérêt de cet administrateur ou dirigent de la Société devront être rapportés à la prochaine assemblée générale des actionnaires.
La Société doit indemniser (ou, le cas échéant, avancer à) tout Administrateur et ses héritiers, exécuteurs et administrateurs testamentaires, de ses dépenses raisonnables en relation avec toute action, procès ou procédure à laquelle il/elle a pu être partie en raison de sa fonction passée ou actuelle de Administrateur, ou, à la demande de la Société, de toute autre société dans laquelle la Société est Actionnaire ou créancière et par laquelle il/elle n'est pas autorisé à être indemnisé, excepté en relation avec les affaires
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pour lesquelles il/elle est finalement déclaré(e) dans de telles actions, procès et procédures responsable d'une grosse négligence ou d'une faute grave. En cas de règlement amiable d'un conflit, des indemnités doivent être accordées uniquement dans les matières en relation avec le règlement amiable du conflit pour lesquelles, selon le conseiller juridique de la Société, la personne indemnisée n'a pas commis une telle violation de ses obligations. Le droit à indemnité ci-avant n'exclut pas d'autres droits que la personne concernée pourrait revendiquer.
Art. 19. Commissaires aux Comptes. Les comptes annuels de la Société seront audités par un ou plusieurs commissaires aux comptes, et, dans la mesure requise par la Loi, les règles et les règlements applicables, par un ou plusieurs réviseur(s) d'entreprises.
Les commissaires aux comptes ou, le cas échéant, le réviseur d'entreprises indépendant seront nommés par décision de l'assemblée générale des actionnaires, selon le cas, qui déterminera la rémunération du commissaire aux comptes ou du réviseur d'entreprises indépendant et la durée de leur mandat. Les commissaires aux comptes resteront en fonction jusqu'à ce que leurs successeurs soient élus. Ils sont rééligibles à la fin de leur mandat et ils peuvent être révoqués à tout moment, avec ou sans motif, par décision de l'assemblée générale des actionnaires.
Chapitre IV. Assemblée Générale des Actionnaires
Art. 20. Assemblée Générale des Actionnaires. L'assemblée générale annuelle sera tenue conformément aux dispositions de l'article 450-8 de la Loi au siège social de la Société ou à un autre endroit tel qu'indiqué dans la convocation et à l'heure indiquée dans la convocation de l'assemblée.
Si ce jour est un jour férié au Luxembourg, l'assemblée se tiendra le premier jour ouvrable suivant.
Art. 21. Autres Assemblées Générales des Actionnaires. Le Conseil d'Administration peut convoquer d'autres assemblées générales. De telles assemblées doivent être convoquées si les actionnaires représentant au moins dix (10) pour cent du capital social de la Société le requièrent par écrit avec
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indication de l'ordre du jour de la réunion prévue. Si l'assemblée générale n'est pas tenue dans le mois suivant la date prévue, elle peut être convoquée par un agent désigné par le juge-président le Tribunal d'Arrondissement, section des affaires commerciales et statuant en référé, et ce à la requête d'un ou plusieurs actionnaires représentant le quota des dix pour cent (10%). Les assemblées générales des actionnaires, y compris l'assemblée générale annuelle, peuvent se tenir à l'étranger chaque fois que se produiront des circonstances de force majeure qui seront appréciées souverainement par le Conseil d'Administration.
Art. 22. Pouvoirs de l'Assemblée Générale. Toute assemblée générale des actionnaires de la Société régulièrement constituée représente l'ensemble des actionnaires.
Sous réserve de tous les autres pouvoirs réservés au Conseil d'Administration ou par la Loi ou les Statuts, l'assemblée générale des actionnaires a le plus large pouvoir d'adopter, d'exécuter ou de ratifier tout acte relatif aux opérations de la Société.
Les actionnaires ne doivent ni participer à ni interférer avec la direction de la Société.
Conformément aux dispositions du paragraphe 1 de l'article 450-1 (8)de la Loi, le Conseil d'Administration est autorisé à suspendre les droits de vote des actionnaires qui ne respectent pas leurs obligations en vertu des présents Statuts ou des dispositions de tout accord qui peut être conclu de temps à autre entre les actionnaires.
Art. 23. Procédure, Vote. L'assemblée générale des actionnaires se réunit sur convocation du Conseil d'Administration, ou du commissaire aux comptes en conformité avec le droit luxembourgeois et les présents Statuts.
La date d'enregistrement des assemblées générales est fixée par le Conseil d'Administration avant la date de l'assemblée générale (la "Date d'Enregistrement").
Les actionnaires doivent notifier à la Société leur intention de participer à l'assemblée générale par voie postale ou par tout moyen
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électronique à l'adresse postale ou électronique indiquée dans la convocation, au plus tard le jour fixé par le Conseil d'Administration, qui ne doit pas intervenir avant la Date d'Enregistrement, indiquée dans la convocation.
Les documents devant être soumis aux actionnaires dans le cadre de l'assemblée générale seront publiés sur le site web de la Société ou pourront être consultés au siège social de la Société, comme l'exige la législation en vigueur.
La convocation envoyée aux actionnaires en conformité avec la Loi, spécifiera la date, l'heure, l'endroit ainsi que l'ordre du jour et la nature des questions devant être traitées lors de l'assemblée.
Un actionnaire peut agir à toute assemblée des actionnaires en désignant par écrit, en original ou par voie électronique (valable selon la loi Luxembourgeoise), en tant que son mandataire, une autre personne qui n'a pas besoin d'être actionnaire et en notifiant cette désignation par voie postale ou par tout moyen électronique à l'adresse postale ou électronique indiquée dans la convocation.
Le Conseil d'Administration peut déterminer toutes autres conditions qui doivent être remplies pour participer à une assemblée générale des actionnaires.
Sauf disposition contraire de la Loi ou des présents Statuts, toutes les autres résolutions seront prises à la majorité simple des voix quel que soit le nombre d'Actions présentes ou représentées à l'assemblée.
Lors de l'organisation d'une assemblée générale, le Conseil d'Administration peut, à son entière discrétion, permettre la participation par voie électronique selon les suivantes: (i) transmission en temps réel de l'assemblée générale; (ii) communication dans les deux sens en temps réel permettant aux actionnaires de s'adresser à l'assemblée générale à distance; ou (iii) mécanisme permettant de voter, avant ou pendant l'assemblée générale, sans qu'il soit nécessaire de nommer un mandataire physiquement présent à l'assemblée.
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Le Conseil d'Administration peut également déterminer que les actionnaires peuvent voter à distance par correspondance en remplissant un formulaire de vote fourni par la Société qui comprend les informations suivantes:
•Le nom, l'adresse et toute autre information pertinente concernant l'actionnaire.
•Le nombre de votes que l'actionnaire souhaite émettre, le sens de ses votes ou son abstention.
•L'ordre du jour de l'assemblée contenant le projet de résolutions.
•L'option de voter par procuration pour toute nouvelle résolution ou toute modification des résolutions dûment soumises à l'assemblée générale entre la date à laquelle l'actionnaire soumet son formulaire et la date de l'assemblée.
•La signature de l'actionnaire.
Un actionnaire utilisant un formulaire de vote et qui n'est pas directement inscrit dans le registre des actionnaires doit annexer au formulaire de vote une confirmation de sa détention à compter de la Date d'Enregistrement conformément aux présents Statuts. Une fois soumis à la Société, les formulaires de vote ne peuvent ni être récupérés ni annulés, sauf si un actionnaire a inclu une procuration pour voter dans les circonstances envisagées dans le quatrième point ci-dessus, alors l'actionnaire peut annuler cette procuration ou donner de nouvelles instructions de vote en tenant compte des éléments pertinents par notification écrite telle que décrite dans la convocation, avant la date spécifiée dans le formulaire de vote.
Tout actionnaire qui participe à une assemblée générale de la Société par les moyens qui précèdent est réputé présent, sera pris en compte lors de la détermination du quorum et aura le droit de voter sur tous les points de l'ordre du jour de l'assemblée générale.
Le Conseil d'Administration peut adopter tout règlement et règle concernant la participation des actionnaires aux assemblées générales conformément à la Loi, y compris en ce qui concerne l'identification des
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actionnaires, les mandataires et la sécurité des communications électroniques.
Toute résolution ayant pour objet de modifier les présents Statuts, de modifier la nationalité ou dont l'adoption est assujettie en vertu de présents Statuts ou, selon le cas, par la Loi aux conditions de quorum et de majorité fixées pour la modification des Statuts sera prise par les deux tiers des actionnaires représentant au moins la moitié du capital social émis de la Société.
Les engagements des actionnaires ne peuvent être augmentés qu'avec le consentement unanime des actionnaires.
Les actionnaires représentant un minimum de dix pour cent (10%) du capital social de la société peuvent demander par écrit que des points supplémentaires soient ajoutés à l'ordre du jour de toute assemblée générale. Une telle requête doit être adressée au siège social de la Société par courrier recommandé au moins cinq (5) jours avant la date à laquelle l'assemblée générale doit être tenue.
Si tous les actionnaires sont présents ou représentés à l'assemblée générale des actionnaires et déclarent avoir eu connaissance de l'ordre du jour de l'assemblée, l'assemblée pourra être tenue sans convocation préalable.
Un vote est attaché à chaque action.
Les copies ou les extraits des procès-verbaux de l'assemblée générale des actionnaires doivent être certifiées par le Président ou par le Secrétaire.
Chapitre V. Année Sociale, Répartition des Bénéfices
Art. 24. Année Sociale. L'année sociale de la Société commence le premier jour du mois de Janvier et finit le dernier jour du mois de Décembre de chaque année.
Art. 25. Approbation des Comptes Annuels. A la fin de chaque année sociale, les comptes sont clôturés et le Conseil d'Administration dresse un inventaire des actifs et des passifs, le bilan et le compte de résultat conformément à la Loi.
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Le bilan et le compte de résultat sont soumis à l'assemblée générale des actionnaires pour approbation.
Art. 26. Affectation des Bénéfices. Sur les bénéfices nets de la Société il sera prélevé cinq pour cent (5%) pour la formation d'un fonds de réserve légale. Ce prélèvement cesse d'être obligatoire lorsque et aussi longtemps que la réserve légale atteindra dix pour cent (10%) du capital social émis de la Société.
Sur recommandation du Conseil d'Administration, l'assemblée générale des actionnaires décide de l'affectation du solde des bénéfices annuels nets. Elle peut décider de verser la totalité ou une part du solde à un compte de réserve ou de provision, de le reporter à nouveau sur l'année financière suivante ou de le distribuer à l'/aux actionnaire(s) comme dividendes.
Sous réserve des conditions fixées par la Loi et les présents Statuts, le Conseil d'Administration est autorisé à verser des acomptes sur dividendes. Le Conseil d'Administration, fixe le montant et la date du versement de ces acomptes sur dividendes. Toute prime d'émission, primes assimilées et autres réserves distribuables peuvent être distribuées librement aux actionnaires (également par acompte sur dividendes) par une résolution des actionnaires ou du Conseil d'Administration, sous réserve des dispositions de la Loi et des présents Statuts.
Chapitre VI. Dissolution, Liquidation
Art. 27. Dissolution, Liquidation. Sur approbation affirmative du Conseil d'Administration, la Société peut être dissoute par une décision de l'assemblée générale des actionnaires délibérant aux mêmes conditions de quorum et de majorité que celles exigées pour la modification des Statuts, sauf dispositions contraires de la Loi.
En cas de dissolution de la Société, la liquidation s'effectuera par les soins d'un ou de plusieurs liquidateurs (personnes physiques ou morales), nommés par l'assemblée générale des actionnaires qui déterminera leurs pouvoirs et leurs rémunérations.
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Après paiement de toutes les dettes et charges de la Société, tous les taxes et frais de liquidation compris, l'actif net restant sera reparti équitablement entre tous les actionnaires au prorata du nombre d'Actions qu'ils détiennent.
La demande de dissolution de la Société pour une juste cause peut toutefois être faite devant le tribunal. Sauf en cas de dissolution par ordonnance du tribunal, la dissolution de la Société ne peut avoir lieu qu'en vertu d'une résolution adoptée par l'assemblée générale conformément aux articles 22 et 23.
Chapitre VII. Loi applicable
Art. 28. Loi applicable. Toutes les matières qui ne sont pas régies par les présents Statuts seront réglées conformément au droit du Luxemxembourg."

POUR STATUTS COORDONNES,
Ettelbruck, le 17 février 2025
Le notaire (s.): Marc ELVINGER
/s/ Marc Elvinger
[Notary Seal]

In case of discrepancies between the English and the French text, the English version will prevail.

En cas de divergences entre le texte anglais et le texte français, le texte anglais prévaudra.
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